EXHIBIT 10.07

CONSULTING AGREEMENT

AGREEMENT, dated as of September 10, 2007, by and between S&A Purchasing Corp., a New York corporation, with its principal office located at 275 Wagaraw Road, Hawthorne, New Jersey 07506 (the "Company") and Nancy Mead, residing at 90 State Road, Great Barrington, Massachusetts 01230 (the "Consultant").

1.	Arrangement:

a)	Upon the terms and conditions hereinafter set forth, Consultant hereby agrees to provide consulting services to the Company.

b)
Consultant represents and warrants to the Company that she is free to enter into this Agreement in accordance with the terms hereof and is under no restriction, contractual or otherwise, which would interfere with her execution hereof or performance hereunder.

2.	Term. This Agreement shall commence as of the date first written above (the "Commencement Date") and shall terminate at the close of business on December 31, 2010 (the “Term”).

3.
Consulting Services and Benefits. The President of the Company may request the Consultant to perform consulting services on behalf of the Company from time to time and such services are not to exceed 1 hour per month.  For and in consideration of the services performed by Consultant, the Company shall provide group health or hospitalization insurance plans in the form and coverage as the Company makes available to its full time employees.

4.
Independent Contractor Status.  The Consultant is an independent contractor of the Company.  The Agreement does not render the Consultant an employee, partner, agent of, or joint venturer with the Company for any purpose, and Consultant will not hold herself out as such. The Consultant shall pay any taxes, duties or charges of any kind (including any withholding or value added taxes) imposed by any federal, state or local governmental entity for any payments made to the Consultant hereunder.

5.
Location.  Notwithstanding anything which may be contained herein to the contrary, the Consultant's offices shall be located in the County of Berkshire, State of Massachusetts area and the performance of her duties hereunder shall not require her continued presence outside of such counties if the Consultant shall object thereto.

6.
Termination.  The employment of the Consultant, and the obligations of the Consultant and the Company hereunder, shall cease and terminate (except as otherwise specifically provided in this Agreement) upon the first to occur on the following dates (the "Termination Date") described in this Section:

a)	The date of expiration by its terms of the Term;

b)	The date of death of the Consultant;

c)	The Consultant is terminated “For Cause” (as defined in Section 8).

7.	Restrictive Covenants:

a)
Non-Disclosure.  The Consultant shall not at any time during or after the term of this Agreement disclose or furnish to any other person, firm or corporation (the "Entity") except in the course of the performance of her duties hereunder, the following:

i)	any information relating to any process, technique or procedure used by the Company, including, without limitation, computer programs and methods of evaluation and pricing and marketing techniques; or

ii)
any information relating to the operations or financial status of the Company, including, without limitation, all financial data and sources of financing, which is not specifically a matter of public record; or

iii)	any information of a confidential nature obtained as a result of her prior, present or future relationship with the Company, which is not specifically a matter of public record; or

iv)	any trade secrets of the Company; or

v)	the name, address or other information relating to any customer or debtor of the Company; or

vi)
any Confidential Information, or divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, any Confidential Information, or misuse in any way, Confidential Information pertaining to the Business.  Any confidential information or data now known or hereafter acquired by the Consultant with respect to the Business shall be deemed a valuable, special and unique asset of the Company that is received by the Consultant, in confidence and as a fiduciary, and the Consultant shall remain a fiduciary to the Company with respect to all of such information.

b)
Non-Competition.  The Consultant shall not, during the period (the “Restricted Period”) from the date hereof until the later of one year after the termination of her consulting arrangement with the Company or the third anniversary of the Closing date (as defined in the Asset Purchase Agreement dated September 10, 2007 by and among the Company, Consultant and other parties set forth on the signatory page thereto (the “APA”)):

i)
Without the prior written consent of the Company (A) directly or indirectly acquire or own in any manner any interest (whether through a debt or equity instrument) in any person, firm, partnership, corporation, association or other entity (including the Company) which engages or plans to engage in any facet of the Business or which competes or plans to compete in any way with the Company or any of its subsidiaries or Affiliates anywhere with the Territory. Territory means any state (including the District of Columbia), territory or possession of the United States within which the Company presently or hereafter does business or within a 50-mile radius of any of the Owned Premises, Owned Real Estate, Real Property and/or Leased Premises (as defined in the APA), (B) be employed by or serve as an Consultant, agent, officer, director of, or as a consultant to, any person, firm, partnership, corporation, association or other entity which engages or plans to engage in any facet of the Business in which the Company now or hereafter engages or which competes or plans to compete in any way with the Company or any of its subsidiaries or Affiliates within the Territory, or (C) utilize her special knowledge of the business of the Company and her relationships with customers, suppliers and others to compete with Company and/or its Affiliates in any business which engages or plans to engage in any facet of the Business in which the Company now or hereafter engages or which competes or plans to compete in any way with the Company or any of its subsidiaries or Affiliates within the Territory; provided, however, that nothing herein shall be deemed to prevent either Consultant from (x) acquiring through market purchases and owning, solely as a passive investment, less than one percent in the aggregate of the equity securities of any class of any issuer whose shares are registered under §12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and are listed or admitted for trading on any United States national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices in common use, so long as Consultant is not a member of any “control group” (within the meaning of the rules and regulations of the United States Securities and Exchange Commission) of any such issuer.  Consultant acknowledges and agrees that the covenants provided for in this Section are reasonable and necessary in terms of time, area and line of business to protect the trade secrets of the Company.  Consultant further acknowledges and agrees that such covenants are reasonable and necessary in terms of time, area and line of business to protect the Company’s legitimate business interests, which include its interests in protecting the Company’s (i) valuable confidential business information, (ii) substantial relationships with customers, and (iii) customer goodwill associated with the ongoing Business.  Consultant hereby expressly authorizes the enforcement of the covenants provided for in this Section by (A) the Company and its subsidiaries, (B) the Company’s permitted assigns, and (C) any successors to the Company’s business.  To the extent that the covenants provided for in this Section may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision.  The provision as modified shall then be enforced.

ii)
The Consultant shall not, directly or indirectly, for herself or for any other person, firm, corporation, partnership, association or other entity (including the Company), (A) solicit any of the Company’s Consultants or employees employed in the Business, (B) call on or solicit any of the actual customers or clients of the Business, nor shall she make known the names and addresses of such customers or any information relating in any manner to the Company’s trade or business relationships with such customers, (C) in any manner, directly or indirectly, attempt to seek to cause any entity to refrain from dealing or doing business with the Company or assist any entity in doing so or attempting to do so or (D) employ any Consultants of Company.

iii)
Injunction.  Consultant recognizes and hereby acknowledges that a breach or violation by Consultant of any or all of the covenants and agreements contained in this Section may cause irreparable harm and damage to the Company in a monetary amount which may be virtually impossible to ascertain.  As a result, Consultant recognizes and hereby acknowledges that the Company shall be entitled (without the requirement of posting a bond) to an injunction from any court of competent jurisdiction enjoining and restraining any breach or violation of any or all of the covenants and agreements contained in this Section by the Consultant, her, Affiliates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies the Company  may possess hereunder, at law or in equity.  Nothing contained in this Section shall be construed to prevent the Company from seeking and recovering from the Consultant, jointly and severally, damages sustained by it as a result of any breach or violation by they Consultant of any of the covenants or agreements contained herein.

8.
Termination by the Company “For Cause.”  At any time during the term of this Agreement, the Company may discharge the Consultant for cause and terminate this Agreement without any further liability hereunder to the Consultant or her estate, except to pay any accrued, but unpaid, compensation.  In the event of such termination, Consultant agrees she shall also be deemed to have resigned from the Company and its Parent, as a Consultant, effective as of the date of such termination.  For purposes of this Agreement, a "discharge for cause" shall mean termination of the Consultant upon written notification to the Consultant limited, however, to one or more of the following reasons:

a)	Fraud, misappropriation or embezzlement by the Consultant in connection with the Company; or

b)	Willful and unauthorized disclosure of confidential, or proprietary trade secret information of the Company; or

9.	Miscellaneous:

a)
Assignment.  This Agreement shall not be assigned by either party, except that the Company shall have the right to assign its rights hereunder to any parent, subsidiary and affiliate of, or successor to, the Company.

b)	Binding Effect. This agreement shall extend to and be binding upon the Consultant, his legal representatives, heirs and distributees, and upon the Company, its successors and assigns.

c)
Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another (herein collectively called “Notice”) shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested,  as follows:

IF TO THE COMPANY:
William Pagano
c/o Universal Supply Group, Inc.
275 Wagaraw Road
Hawthorne, New Jersey 07506

IF TO THE CONSULTANT:
Nancy Mead
90 State Road
Great Barrington, Massachusetts 01230

d)
Waiver.  A waiver by a party hereto of a breach of any term, covenant or condition of this Agreement by the other party hereto shall not operate or be construed as waiver of any other or subsequent breach by such party of the same or any other term, covenant or condition hereof.

e)
Prior Agreements.  Other than for that certain APA, any and all prior agreements between the Company and the Consultant, whether written or oral, between the parties, relating to any and all matters covered by, and contained or otherwise dealt within this Agreement are hereby canceled and terminated.

f)
Entire Agreement.  No waiver, modification, change or amendment of any of the provisions of this Agreement shall be valid unless in writing and signed by the party against whom such claimed waiver, modification, change or amendment is sought to be enforced.

g)	Definitions. All capitalized terms not defined herein shall have the meaning set forth in the APA.

h)
Authority. The parties severally represent and warrant that they have the power, authority and right to enter into this agreement and to carry out and perform the terms; covenants and conditions hereof.

i)
Applicable Law. THE PARTIES AGREE THAT THE FEDERAL COURTS IN SPRINGFIELD, MASSACHUSETTS AND STATE COURTS IN BERKSHIRE COUNTY, MASSACHUSETTS SHALL HAVE EXCLUSIVE JURISDICTION ON ALL MATTERS ARISING OUT OF OR CONNECTED IN ANY WAY WITH THIS AGREEMENT, AND CONSULTANT FURTHER AGREES THAT THE SERVICE OF PROCESS OR OF ANY OTHER PAPERS UPON THEM IN THE MANNER PROVIDED FOR NOTICES HEREUNDER SHALL BE DEEMED GOOD, PROPER AND EFFECTIVE SERVICE UPON THEM.

j)
Severability.  In the event that any of the provisions of this Agreement, or any portion thereof, shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected or impaired, but shall remain in full force and effect.

k)
Titles. The titles of the Articles and Sections of this Agreement are inserted merely for convenience and ease of reference and shall not affect or modify the meaning of any of the terms, covenants or conditions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

S&A Purchasing Corp.

BY:	/s/ William Pagano
William Pagano

BY:	/s/ Nancy Mead
Nancy Mead, Consultant